AGREEMENT OF JOINT FILING

This joint filing agreement (this “Agreement”) is made and entered into as of this 3rd day of July 2008, by and among TPG Advisors II, Inc., TPG Advisors III, Inc., TPG Advisors IV, Inc., TPG Advisors V, Inc., TPG Advisors VI, Inc., T3 Advisors II, Inc., Tarrant Advisors, Inc., Tarrant Capital Advisors, Inc., TPG Asia Advisors II, Inc., TPG Asia Advisors V, Inc., TPG Olympic Advisors, Inc., David Bonderman and James G. Coulter.

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Form 3, Form 4, Form 5 or Schedule 13D or Schedule 13G, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Dated: July 3rd, 2008

TPG Advisors II, Inc.

By: /s/ Clive D. Bode Name: Clive D. Bode Title: Vice President

TPG Advisors III, Inc.

By: /s/ Clive D. Bode Name: Clive D. Bode Title: Vice President

TPG Advisors IV, Inc.

By: /s/ Clive D. Bode Name: Clive D. Bode Title: Vice President

TPG Advisors V, Inc.

By: /s/ Clive D. Bode Name: Clive D. Bode Title: Vice President

TPG Advisors VI, Inc.

By: /s/ Clive D. Bode Name: Clive D. Bode Title: Vice President

T3 Advisors II, Inc.

By: /s/ Clive D. Bode Name: Clive D. Bode Title: Vice President

Tarrant Advisors, Inc.

By: /s/ Clive D. Bode Name: Clive D. Bode Title: Vice President

Tarrant Capital Advisors, Inc.

By: /s/ Clive D. Bode Name: Clive D. Bode Title: Vice President

TPG Asia Advisors II, Inc.

By: /s/ Clive D. Bode Name: Clive D. Bode Title: Vice President

TPG Asia Advisors V, Inc.

By: /s/ Clive D. Bode Name: Clive D. Bode Title: Vice President

TPG Olympic Advisors, Inc.

By: /s/ Clive D. Bode Name: Clive D. Bode Title: Vice President

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By: /s/ David Bonderman
Name: David Bonderman

By: /s/ James G. Coulter
Name: James G. Coulter

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